Exhibit 3.01

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF

                              GS CARBON CORPORATION


GS Carbon Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL") does hereby certify:

FIRST: That by written consent in lieu of meeting dated July 16, 2007, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the approval of the amendment by the stockholders. The resolution setting forth the proposed amendment is as follows:


RESOLVED, that the Certificate of Incorporation of this Corporation be amended as follows:



     By changing Article "First" thereof so that, as amended, said Article shall be and read as follows:


FIRST: The name of the Corporation is Seaway Valley Capital Corporation (the "Corporation").

SECOND: That thereafter, pursuant to resolution of the Board of Directors, stockholders of the Corporation representing the necessary number and class of shares as required by statute, acting by written consent in lieu of meeting in accordance with Section 228 of the GCL, consented to the adoption of said amendment by signing the consent setting forth said amendment and delivered the signed consent to the Corporation as required by the provisions of said Section 228.

THIRD: That said amendment was duly adopted in accordance with the provisions of
     Section 242 of the GCL.

FOURTH: That the effective date of this amendment shall be August 16, 2007.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 6th day of August, 2007.


                              GS CARBON CORPORATION



                              By: /s/ Thomas Scozzafava
                              ------------------------------
                                      Thomas Scozzafava
                                      Chief Executive Officer